AMENDMENT TO DISTRIBUTION AGREEMENT This Amendment to the Distribution Agreement, dated as of May 28, 2025 (the “Amendment”), is between Ameriprise Certificate Company (the “Company”) and Ameriprise Financial Services, LLC (formerly Ameriprise Financial Services, Inc.) (“AMPF”), and amends the Distribution Agreement, dated as of December 31, 2006 and amended as of May 15, 2012, September 19, 2014, May 8, 2015, January 25, 2018 and January 21, 2021 (the “Agreement”), between the Company and AMPF. WITNESSETH: WHEREAS, the Company and AMPF are parties to the Agreement; and WHEREAS, the Company and AMPF desire to amend the terms of the Agreement as set forth herein. NOW, THEREFORE, the parties hereby agree as follows: (1) Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A. (2) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all of which taken together will constitute one and the same instrument. (3) Except to the extent amended hereby, the Agreement shall remain in full force and effect. IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above. AMERIPRISE CERTIFICATE COMPANY By: /s/ Abu M. Arif Name: Abu M. Arif Title: President and Chief Executive Officer AMERIPRISE FINANCIAL SERVICES, LLC By: /s/ Debra R. Dahl Name: Debra R. Dahl Title: Assistant Treasurer Exhibit 10(c)

Schedule A Effective June 1, 2025 Company shall pay AMPF and AMPF accepts in full payment of its services under this Agreement, distribution fees in accordance with the following schedule: For Ameriprise Cash Reserve Certificate: • 0.025% of the initial payment on the issue date of the certificate; and • 0.025% of the certificate’s reserve at the beginning of the second and subsequent quarters from issue date. For Ameriprise Flexible Savings Certificate: • For all terms except 7 and 13 months, 0.025% of the initial investment amount on the first day of the certificate’s term; • For all terms except 7 and 13 months, 0.025% of the certificate’s reserve at the beginning of the second and subsequent quarters from issue date of the certificate or at the end of the renewal grace period when the renewal corresponds with the quarterly reserve payment; • For 7 month terms, 0.025% of the initial investment amount on the first day of the certificate’s term, 0.025% of the certificate’s reserve at the beginning of the second quarter from issue date of the certificate and 0.008% of the certificate’s reserve at the beginning of the last month of the certificate term; and • For 13 month terms, 0.025% of the initial investment amount on the first day of the certificate’s term, 0.025% of the certificate’s reserve at the beginning of the second, third and fourth quarters from issue date of the certificate and 0.008% of the certificate’s reserve at the beginning of the last month of the certificate term. For Ameriprise Installment Certificate: • 0.25% of all payments. This fee is paid on all payments received on or after issue of the certificate until the certificate’s maturity date. For Ameriprise Market Strategy Certificate: • 0.10% of the certificate’s reserve at the beginning of each participation term. For Ameriprise Stock Market Certificate: • For 1 year terms, 0.10% of each payment made prior to the beginning of the first certificate’s participation term and 0.10% of the certificate’s reserve at the beginning of each subsequent participation term. • For 2 year terms, 0.20% of each payment made prior to the beginning of the first certificate’s participation term and 0.20% of the certificate’s reserve at the beginning of each subsequent participation term. • For 3 year terms, 0.30% of each payment made prior to the beginning of the first certificate’s participation term and 0.30% of the certificate’s reserve at the beginning of each subsequent participation term. For Ameriprise Step-Up Rate Certificate • 0.025% of the initial investment amount on the first day of the certificate’s term; and

• 0.025% of the certificate’s reserve at the beginning of the second and subsequent quarters from issue date of the certificate or at the end of the renewal grace period when the renewal corresponds with the quarterly reserve payment. Upon approval by a majority of the Company’s Independent Directors, the Company may pay AMPF additional compensation for distribution activities.